AGREEMENT

OF

TERMINATION AND RELEASE

AGREEMENT OF TERMINATION AND RELEASE, made this 26th day of March 2013 (the “Agreement”), by and between Amarantus BioSciences, Inc. (“Amarantus”) and Generex Biotechnology Corporation (“Generex”). Amarantus and Generex collectively shall be referred to as the “Parties.”

WHEREAS, the Parties hereto entered into a Letter Agreement dated as of May 30, 2011 (the “Letter Agreement”), which, among other things, contains certain rights, obligations, and duties of the Parties; and

WHEREAS, the Parties desire to mutually terminate the Letter Agreement;

WHEREAS, each of the Parties desires to release each of the other Parties from any and all claims in connection with or relating to the Letter Agreement;

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable considerations hereinafter contained, the Parties agree as follows:

1.	Recitals. The above recitals are incorporated into this Agreement.

2.	Mutual Termination of the Letter Agreement. The Letter Agreement is hereby terminated so as to be rendered null and void and of no further force and effect, and the Parties (and their assignees) are hereby relieved of all of their respective obligations thereunder.

3.	Mutual Release. Amarantus and Generex (and their past, present and future officers, directors, employees, servants, agents, representatives, successors, predecessors, divisions, subsidiaries, parents, affiliates, business units, and assigns of each of them) hereby release each of the other Parties (and their past, present and future officers, directors, employees, servants, agents, representatives, attorneys, successors, predecessors, divisions, subsidiaries, parents, affiliates, business units, and assigns of each of them) from any and all claims, demands, damages, actions, causes of action or suits at law or in equity of whatever kind or nature, liabilities, verdicts, debts, judgments, liens and injuries, whether based upon the Letter Agreement or any other legal or equitable theory of recovery, known or unknown, past, present or future, suspected to exist or not suspected to exist, anticipated or not anticipated, which have arisen or are now arising or hereafter may arise, whether presently asserted or not, in connection with or relating to the Letter Agreement (including, but not limited to, the performance rendered or not rendered thereunder).

4.	Mutual Consent. The Parties hereto, and each of them, do hereby: (i) acknowledge that they have reviewed or caused to be reviewed the Letter Agreement; (ii) acknowledge that they have reviewed or caused to be reviewed this Agreement; (iii) unconditionally consent to the termination of the Letter Agreement (and the consummation of the transactions contemplated thereby) by Amarantus and Generex; and (iv) unconditionally consent to the release of any and all claims as described in Section 3.

5.	Confidentiality. This Agreement is made on a confidential basis and the Parties agree to keep the substance, terms and conditions hereof as well as all information obtained in connection herewith or therewith confidential and not to directly or indirectly disclose such substance, terms and conditions, or such information, to any other person or entity not a party to this Agreement. Any claims that any party believes it has against another party will also remain confidential. Notwithstanding the foregoing, the Parties shall be entitled to make reference to the termination of the Letter Agreement in filings made by the Parties with the United States Securities and Exchange Commission as may be reasonably required by applicable law. All Parties agree not to disparage or otherwise make unfavorable remarks regarding any other party to this Agreement.

6.	Merger. All understandings and agreements heretofore had between the Parties, except as set forth herein, are null and void and of no force and effect.

7.	Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

8.	Governing Law. This Agreement shall be interpreted and the rights and liabilities of the Parties determined in accordance with the laws of the State of New York, excluding its conflict of laws rules.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement of Termination and Release as of the day and year first written above.

AMARANTUS BIOSCIENCES, INC.

By:	/s/ Gerald Commissiong
	Name:	Gerald Commissiong
	Title:	President & CEO

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Mark A. Fletcher
	Name:	Mark A. Fletcher
	Title:	President & CEO

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